Exhibit 99




                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOR BioPharma, Inc. (DOR)


Date of Earliest
Transaction Required
to be Reported:            02/13/04


Signature:                 /s/ Kevin Insley
                           --------------------------------------------
                           Name:     Kevin Insley
                           Title:    President and Chief Financial Officer
                           ELAN INTERNATIONAL SERVICES, LTD.



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                             Joint Filer Information


Name:                      Elan Pharmaceutical Investments, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOR BioPharma, Inc. (DOR)


Date of Earliest
Transaction Required
to be Reported:            02/13/04


Signature:                 /s/ Kevin Insley
                           -----------------------------------
                           Name:     Kevin Insley
                           Title:    President and Chief Financial Officer
                           ELAN PHARMACEUTICAL INVESTMENTS, LTD.